Exhibit 10.74

English Translation

Power of Attorney

The Company, Beijing Changyou Star Digital Technology Co., Ltd., a citizen/registered limited liability company in the People’s Republic of China (hereinafter referred to as “China”), has a company registration number 110107019384580, and holds 100% equity of Beijing Guanyou Gamespace Digital Technology Co., Ltd. (the “Guanyou Gamespace”) as Guanyou Gamespace’s shareholder. The Company again agrees to and irrevocably authorizes the person designated by the board of directors of Beijing Changyou Gamespace Software Technology Co.,Ltd. (the “ Gamespace “) from time to time in the form of a written resolution (the “Trustee”) to exercise rights as follows within the term hereof:

Authorize the Trustee as the Company’s sole and exclusive agent, to exercise on behalf of the Company, all the shareholders’ rights available to the Company according to Chinese laws and Guanyou Gamespace’s articles of association (the present and as revised from time to time), including but not limited to: the right to propose a shareholders’ meeting (if applicable), accept any notice on the convening and proceedings of a shareholders’ meeting (if applicable), attend the shareholders’ meeting of Guanyou Gamespace and exercise voting rights at the same (if applicable, including but not limited to nomination and election or appointment of Gamease’s directors, general manager, chief financial officer and other senior officers, decision on dividend, etc.), make any shareholder’s decision, decide to sell or transfer its equity in Guanyou Gamespace in whole or in part, etc.

The above authorization is subject to the Trustee’s employment by Gamespace or Gamespace’s affiliates. Once the Trustee resigns from Gamespace or its affiliates or Gamespace’s board of directors terminates the above authorization in the form of a resolution in writing and with Gamespace’s written notice, the Company’s authorization will lose effect immediately and the Company will specify/authorize the new trustee nominated by Gamespace’s board of directors in the form of a written resolution to exercise all the shareholders’ rights available to the Company.

The term hereof is the same as that of the Business Agreement signed by and among Gamespace, Guanyou Gamespace and other parties on July 6, 2015. Where the above Business Agreement is terminated early or delayed in accordance with its terms, the Power of Attorney and the Business Agreement will terminate at the same time, or at the same time be extended to the extent that they are extended by the same period. Within the term hereof, the Power of Attorney shall not be modified or terminated without the written consent of Gamespace.

Beijing Changyou Star Digital Technology Co., Ltd. (seal)

July 6, 2015